EXHIBIT 99.1

            Statement Under Oath of Principal Executive Officer
     Regarding Facts and Circumstances Relating to Exchange Act Filings

I, David R. Goode, state and attest that:

	(1) To the best of my knowledge, based upon a review of the covered reports of Norfolk Southern Corporation, and, except as corrected or supplemented in a subsequent
		  covered report:

		- no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

		- no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

	(2)	I have reviewed the contents of this statement with the
		Company's Audit Committee.

	(3)	In this statement under oath, each of the following,
		if filed on or before the date of this statement, is a "covered report":

		- the Annual Report on Form 10-K for the year ended December 31, 2001 of Norfolk Southern Corporation;

		- all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Norfolk Southern Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

		-   any amendments to any of the foregoing.



/s/ David R Goode        			Subscribed and sworn to
David R. Goode					before me this 6th day of
Date:							August, 2002.

							/s/ Carole K. Johnson
							Notary Public

							My Commission Expires:
							May 31, 2006